Exhibit 5.1

May 7, 2021

THE BOARD OF DIRECTORS OF

RARE ELEMENT RESOURCES LTD.

P.O. Box 271049

Littleton, Colorado

80127

Dear Sirs/Mesdames:

Re: Rare Element Resources Ltd.

We have acted as Canadian counsel to Rare Element Resources Ltd. (the “Corporation”), a corporation governed by the laws of the Province of British Columbia, with respect to certain legal matters relating to the registration of up to US$75,000,000 of securities of the Corporation pursuant to a Registration Statement on Form S-3 filed May 7, 2021 (the “Registration Statement”) filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to the U.S. Securities Act of 1933, as amended (the “1933 Act”), which securities of the Corporation may consist of senior debt securities (“Senior Debt Securities”), subordinated debt securities (“Subordinated Debt Securities”), common shares (“Common Shares”), warrants (“Warrants”), or units consisting of one or more Senior Debt Securities, Subordinated Debt Securities, Common Shares, Warrants or any combination of such securities (“Units”). The Senior Debt Securities, Subordinated Debt Securities, Common Shares, Warrants and Units issuable under the Registration Statement are hereinafter collectively referred to as the “Securities”. The Securities will be offered in amounts, at prices, and on terms to be set out in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement, to be duly filed by the Corporation with the SEC pursuant to the 1933 Act.

We understand, and are assuming for the purposes hereof, that (i) each class or series of Senior Debt Securities and Subordinated Debt Securities will be issued pursuant to an indenture, together with, if necessary, one or more supplemental indentures thereto, to be made among the Corporation and one or more indenture trustees (each indenture, together with any supplemental indentures thereto, an “Indenture”), and that each such Indenture will set out all of the attributes of such class or series of Senior Debt Securities and Subordinated Debt Securities, as the case may be, and will contain the form of certificate representing the class or series of such Senior Debt Securities and Subordinated Debt Securities (each a “Senior Debt Security Certificate” or a “Subordinated Debt Security Certificate”, as applicable), (ii) each class or series of Warrants will be issued pursuant to a warrant agreement to be made between the Corporation and one or more warrant agents (each, a “Warrant Agreement”), and that each such Warrant

Agreement will set out all of the attributes of such class or series of Warrants and will contain the form of certificate representing the class or series of Warrants (each, a “Warrant Certificate”), and (iii) each class or series of Units will be issued pursuant to a form of certificate representing the class or series of Units that will set out all of the attributes of such class or series of Units (each, a “Unit Certificate”).

Examinations

In rendering the opinions below, we have examined and relied upon:

(a)the Registration Statement;

(b) a certificate of an officer of the Corporation dated the date hereof certifying certain matters including, among other things:

(i) the notice of articles and the articles of the Corporation (together the “Constating Documents”); and

(ii)certain factual matters; and

(c)a certificate of good standing dated the date hereof issued pursuant to the Business Corporations Act (British Columbia) relating to the Corporation.

We have considered such questions of law and examined such statutes and regulations of the Province of British Columbia and of Canada applicable therein as they exist on the date hereof, as we considered necessary or relevant as a basis for our opinions.

Jurisdiction and Effective Date

Our opinions herein are restricted to and based upon the laws of the Province of British Columbia and the federal laws of Canada applicable therein in force on the date hereof (collectively, “BC Law”).

We assume no obligation to revise or supplement this opinion should BC Law change subsequent to the date hereof by legislative action, judicial decision or otherwise or if there is a change in any fact or facts after the date hereof.

Reliance and Assumptions

We have assumed that, in connection with the issuance of Securities pursuant to the Registration Statement:

(a)the Corporation will have taken all necessary action to establish the definitive terms of each class or series of Securities in accordance with the Constating Documents, all applicable laws, all applicable regulatory requirements, the Registration Statement, any relevant Prospectus Supplement, and, in the case of Senior Debt Securities, Subordinate

Debt Securities, Warrants or Units, the applicable Indenture, Warrant Agreement or Unit Certificate, as the case may be;

(b)the definitive terms of each class or series of Securities, and all agreements relating thereto including the Indentures, Warrant Agreements and Unit Certificates, as the case may be, will at all relevant times be consistent with the description of such Securities set out in the Registration Statement, and no Prospectus Supplement will provide for the Securities, or any agreements relating thereto including the Indentures, Warrant Agreements and Unit Certificates, to bear terms which are not consistent with, or which are exceptions to, the terms set forth in the Registration Statement;

(c)in the case of and prior to the issuance of a class or series of Senior Debt Securities (including any Senior Debt Securities forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Senior Debt Securities including the definitive terms of such Senior Debt Securities and the Indenture governing such Senior Debt Securities, the terms of the offering of such Senior Debt Securities and all related matters (the “Senior Debt Issuance Authorization”), (ii) the Indenture governing such Senior Debt Securities will have been duly authorized, executed and delivered by the Corporation and the Indenture trustee, (iii) the Corporation and the Indenture trustee will have taken all necessary action to create and issue such class or series of Senior Debt Securities in compliance with the Senior Debt Issuance Authorization, the Constating Documents, the applicable Indenture, all applicable laws and all applicable regulatory requirements, and (iv) the Senior Debt Security Certificates representing such Senior Debt Securities will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Indenture and the Senior Debt Issuance Authorization, the Constating Documents, all applicable laws and all applicable regulatory requirements;

(d)in the case of and prior to the issuance of a class or series of Subordinated Debt Securities (including any Subordinated Debt Securities forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Subordinated Debt Securities including the definitive terms of such Subordinated Debt Securities and the Indenture governing such Subordinated Debt Securities, the terms of the offering of such Subordinated Debt Securities and all related matters (the “Subordinated Debt Issuance Authorization”), (ii) the Indenture governing such Subordinated Debt Securities will have been duly authorized, executed and delivered by the Corporation and the Indenture trustee, (iii) the Corporation and the Indenture trustee will have taken all necessary action to create and issue such class or series of Subordinated Debt Securities in compliance with the Subordinated Debt Issuance Authorization, the Constating Documents, the applicable Indenture, all applicable laws and all applicable regulatory requirements, and (iv) the Subordinated Debt Security Certificates representing such Subordinated Debt Securities will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Indenture and the Subordinated Debt Issuance Authorization, the Constating Documents, all applicable laws and all applicable regulatory requirements;

(e)in the case of and prior to the issuance of any Common Shares (including any Common Shares forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the issuance of such Common Shares, the terms of the offering of such Common Shares including the issue price and consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Common Share Issuance Authorization”), and (ii) the Common Shares will have been issued in compliance with the Common Share Issuance Authorization, the Constating Documents, all applicable laws and all applicable regulatory requirements;

(f)in the case of and prior to the issuance and delivery of a class or series of Warrants (including any Warrants forming part of any Units), (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Warrants including the definitive terms of such Warrants and the Warrant Agreement governing such Warrants, the terms of the offering of such Warrants including the issue price and consideration to be received by the Corporation upon the issuance thereof and the issue price of the underlying securities, and all related matters (the “Warrant Issuance Authorization”), (ii) the Warrant Agreement governing such Warrants will have been duly authorized, executed and delivered by the Corporation and the Warrant agent, (iii) the Corporation and the Warrant agent will have taken all necessary action to create and issue such class or series of Warrants and to create and reserve for issuance, upon receipt by the Corporation of the consideration to be received therefor set out in the Warrant Issuance Authorization, such class or series of Securities as may be issuable on the exercise of the Warrants in compliance with the Warrant Issuance Authorization, the Constating Documents, the Warrant Agreement, all applicable laws and all applicable regulatory requirements, and (iv) the Warrant Certificates representing such Warrants will have been duly executed, authenticated and delivered in compliance with the provisions of the applicable Warrant Agreement and the Warrant Issuance Authorization, the Constating Documents, all applicable laws and all applicable regulatory requirements;

(g)in the case of and prior to the issuance and delivery of a series of Units, (i) the Corporation will have taken all necessary action to authorize and approve the creation and issuance of such class or series of Units and the other Securities comprising such Units, including the definitive terms of such Units and the other Securities comprising such Units, the terms of the offering of such Units including the consideration to be received by the Corporation upon the issuance thereof, and all related matters (the “Unit Issuance Authorization”), (ii) the Corporation will have taken all necessary action to create and issue such class or series of Units in compliance with the Unit Issuance Authorization, the Constating Documents, all applicable laws and all applicable regulatory requirements, (iii) any Indenture and Warrant Agreement governing any Securities comprising such Units will have been duly authorized, executed and delivered by the Corporation and any other party thereto, and (iv) the Unit Certificate representing such Units will have been duly executed, authenticated and delivered in compliance with the provisions of the Unit Certificate and the Unit Issuance Authorization, the Constating Documents, all applicable laws and all applicable regulatory requirements;

(h)(i) each party to each Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate (the “Parties”) will be validly existing, (ii) each Party will have the capacity, power, authority and qualification to enter into and perform its obligations under each Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate, (iii) each certificate representing the Common Shares, Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate will be duly authorized, executed and delivered by or on behalf of each of the Parties thereto, (iv) each Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate will constitute a legal, valid and binding obligation of, and will be enforceable in accordance with the terms thereof against, each of the Parties thereto, and (v) the appointment of any trustee under any Indenture and Warrant agent under any Warrant Agreement complies and will comply with applicable law and all applicable regulatory requirements;

(i)the execution, delivery and performance of each Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate, the sale, issuance and delivery of Senior Debt Securities, Subordinated Debt Securities, Warrants and Units thereunder and of the Common Shares, and the terms of each Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate, Unit Certificate, Senior Debt Securities, Subordinated Debt Securities, Warrants and Units, (i) will comply with the Constating Documents, all applicable laws and all applicable regulatory requirements, and (ii) will not constitute or result in a breach of or a default under, and will not create a state of facts which, after notice or lapse of time or both, would result in a breach of or default under, and will not conflict with, the Constating Documents, any applicable laws, any applicable regulatory requirements, any agreement or instrument binding upon the Corporation or any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Corporation;

(j)the provisions of the Senior Debt Securities, Subordinated Debt Securities, Warrants and Units will at all relevant times be consistent with the provisions of the relevant Indentures, Senior Debt Security Certificates, Subordinated Debt Security Certificates, Warrant Agreements, Warrant Certificates and Unit Certificates, as applicable;

(k)the provisions of each Indenture, each Warrant Agreement and each Unit Certificate will at all relevant times be fully consistent with the description of the Indentures, Warrant Agreements and Unit Certificates set out in the Registration Statement and will fully, completely and accurately reflect the definitive terms of the respective Senior Debt Securities, Subordinated Debt Securities, Warrants and Units in accordance with the Senior Debt Issuance Authorization, Subordinated Debt Issuance Authorization, Warrant Issuance Authorization, and the Unit Issuance Authorization, as applicable;

(l)each Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Certificate and Unit Certificate will comply with the Constating Documents, applicable laws, all applicable regulatory requirements and the applicable Indenture, Warrant Agreement or Unit Certificate, as the case may be, and will fully, completely and accurately reflect the provisions of the relevant Indenture, Warrant Agreement or Unit Certificate, as the case may be;

(m)where the Registration Statement provides that the Securities or any agreements relating thereto including the Indentures, Warrant Agreements and Unit Certificates shall contain certain terms unless the relevant Prospectus Supplement provides otherwise, no Prospectus Supplement shall provide otherwise;

(n)each Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate will be governed by, interpreted in accordance with, and enforceable under, BC Law;

(o)the Corporation will issue and deliver the Securities in the manner contemplated by, and within the limits as to aggregate value or aggregate principal amount set out in, the Registration Statement;

(p)prior to the issuance of any Securities, the Corporation will have received payment in full of the consideration for such Securities in money or in property or past services for the Corporation that are not less in value than the fair equivalent of the money that the Corporation would have received if the Securities had been issued for money as determined by the board of directors of the Corporation, and such consideration is not less than the issue price for the Securities, all as provided for in the applicable Senior Debt Issuance Authorization, Subordinated Debt Issuance Authorization, Common Share Issuance Authorization, Warrant Issuance Authorization, and Unit Issuance Authorization, as the case may be, and in accordance with applicable law;

(q)the Corporation shall at all relevant times continue to be in existence as a corporation incorporated under the Business Corporations Act (British Columbia) and shall not have been dissolved; and

(r)the Constating Documents will remain unamended at all relevant times.

Opinions

On the basis of the foregoing assumptions and subject to the qualifications and limitations hereinafter expressed, we are of the opinion that, as of the date hereof:

1. the Senior Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation;

2.the Subordinated Debt Securities issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation;

3.the Common Shares issued pursuant to the Registration Statement will be issued as fully paid and non-assessable common shares in the capital of the Corporation;

4.the Warrants issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation; and

5.the Units issued pursuant to the Registration Statement will constitute valid and binding obligations of the Corporation.

Qualifications

The foregoing opinions are subject to the following qualifications, limitations, restrictions and exceptions:

(a)we have not participated in the preparation of the Registration Statement and we have not reviewed the proposed form of any Prospectus Supplement, Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate, and as a result we express no opinion with respect to the authorization, execution, delivery, legality, validity, enforceability or binding nature of any particular Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate or Unit Certificate entered into by the Corporation, or with respect to the legality, validity, enforceability or binding nature any specific provision of any such document;

(b)the validity and binding nature of any Senior Debt Security, Subordinated Debt Security, Warrant and Unit, Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate or any judgment arising out of or in connection with any Senior Debt Security, Subordinated Debt Security, Warrant, Unit, Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate and Unit Certificate may be limited by the application of bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally and the equitable or statutory power of the courts to stay proceedings before them, to stay the execution of judgments and to grant relief against forfeiture;

(c)the validity and binding nature of any Senior Debt Security, Subordinated Debt Security, Warrant and Unit, Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate or Unit Certificate will be subject to and may be limited by general principles of equity, including the principle that the granting of equitable remedies such as specific performance and injunction is subject to the discretion of courts of competent jurisdiction, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction);

(d)any action on any Senior Debt Security, Subordinated Debt Security, Warrant, Unit, Indenture, Senior Debt Security Certificate, Subordinated Debt Security Certificate, Warrant Agreement, Warrant Certificate or Unit Certificate may be barred after the expiry of the applicable limitation period under applicable legislation;

(e)no opinion is expressed as to the interpretation and application of any provision in any documentation which is governed by, refers to, incorporates by reference or requires compliance with any statute, rule, regulation, custom or practice of any jurisdiction other than the Province of British Columbia, Canada;

(f)no opinion is expressed as to actual receipt by the Corporation of the consideration for the issuance of any Securities, or as to the adequacy of any consideration received therefor; and

(g)a court in British Columbia reserves the right to decline jurisdiction in any action on the basis that British Columbia is an inconvenient forum or that concurrent or prior proceedings have been brought elsewhere, notwithstanding any waiver of the right to raise such objection or defence.

Limitation

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act, and the rules and regulations thereunder. This opinion is being delivered in connection with the filing of the Registration Statement described herein and must not be relied upon or used in connection with any other matter or transaction, including any specific offering of Securities, without our prior written consent, or quoted from or referred to in any other documents or furnished (either in its original form or by copy) to any other party. We undertake no duty to update or supplement this opinion to reflect subsequent factual or legal developments which may come or be brought to our attention.

Yours truly,

(signed) “FASKEN MARTINEAU DuMOULIN LLP”